POWER OF ATTORNEY

Know all by these presents that Michelle F. Adams does hereby make, constitute and appoint each of G. Anthony (Tony) Taylor,
Laurie Beechner, Jeffrey Schwartz, and Elizabeth Gulacsy, or
any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the
undersigned's ownership of or transactions in securities of
SeaWorld Entertainment, Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including
without limitation, statements on Form 3, Form 4 and Form 5
(including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without
limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of SeaWorld Entertainment, Inc., unless earlier revoked in writing. The undersigned acknowledges that G. Anthony (Tony) Taylor, Laurie Beechner, Jeffrey Schwartz,
and Elizabeth Gulacsy are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

By: /s/ Michelle F. Adams

Date:  June 17, 2022